Exhibit 99.1

On November 15, 2013, the acquisition (the “Fiberweb Acquisition”) of the entire issued and to be issued share capital of Fiberweb plc (now known as Fiberweb Limited, “Fiberweb”) pursuant to a court sanctioned scheme of arrangement under Part 26 of the UK Companies Act of 2006 by PGI Acquisition Limited, a wholly-owned subsidiary of Polymer Group, Inc. (“we,” the “Company” or “PGI”), became effective.

Reconciliation of Non-GAAP Financial Measures

We report our financial results in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”). In addition, we present Adjusted EBITDA as a supplemental financial measure in order to provide a more complete understanding of the factors and trends affecting our business. Adjusted EBITDA is a non-GAAP financial measure that should be considered supplemental to, not a substitute for or superior to, the financial measure calculated in accordance with GAAP. It has limitations in that it does not reflect all of the costs associated with the operations of our business as determined in accordance with GAAP. In addition, this measure may not be comparable to non-GAAP financial measures reported by other companies. We believe that Adjusted EBITDA provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition as well as provides additional information to investors about the calculation of, and compliance with, certain financial covenants in the agreement governing the Senior Secured Notes and in our ABL Facility. As a result, one should not consider Adjusted EBITDA in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as on a non-GAAP basis, predominantly disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

Fiberweb

The following table shows a reconciliation of Fiberweb’s Adjusted EBITDA from the most directly comparable GAAP measure, Net income (loss) from continuing operations in order to show the differences in these measures of operating performance. The information presented in the table below gives effect to the Fiberweb Acquisition as if it occurred on January 1, 2011.

	Nine Months	Nine Months	Fiscal Year	Fiscal Year
	Ended	Ended	Ended	Ended
	September 28,	September 29,	December 29,	December 31,
In thousands	2013	2012	2012	2011
Net income (loss) from continuing operations	(12,796)	(9,079)	(12,205)	(26,930)
Net income (loss) attributable to noncontrolling interest	87	—	—	—
Interest expense, net	2,153	2,188	3,257	25,448
Income and franchise tax	4,166	4,460	4,862	(8,709)
Depreciation and amortization	17,137	16,323	22,069	21,095
Purchase accounting adjustments (a)	14,446	14,417	19,060	19,060
Non-cash compensation	324	(66)	(294)	388
Special charges, net (b)	4,466	8,682	11,522	2,987
Foreign currency and other non-operating, net	(480)	(183)	(285)	289
Acquistion and integration expense (c)	5,363	—	265	481
Unusual or non-recurring charges, net	289	—	106	—
Business optimization	696	441	622	—

Adjusted EBITDA	35,851	37,183	48,979	34,109

a)	Reflects preliminary purchase accounting adjustments associated with the Fiberweb Acquisition assuming an acquisition date of January 1, 2011. Items include incremental depreciation and amortization expense due to fair value estimates and incremental interest expense on new debt used to fund the Fiberweb Acquisition.
b)	Reflects costs associated with non-cash asset impairment charges, the restructuring and realignment of manufacturing operations and management organizational structures, pursuit of certain transaction opportunities and other charges.
c)	Includes acquisition and integration costs associated with historical acquisitions.

PGI (Pro Forma Combined)

The following table shows a reconciliation Adjusted EBITDA of PGI (after giving pro forma effect to the Fiberweb Acquisition) from the most directly comparable GAAP measure, Net income (loss) from continuing operations in order to show the differences in these measures of operating performance. The information presented in the table below gives effect to the Fiberweb Acquisition as if it occurred on January 1, 2011.

	Nine Months	Nine Months	Fiscal Year	Fiscal Year
	Ended	Ended	Ended	Ended
	September 28,	September 29,	December 29,	December 31,
In thousands	2013	2012	2012	2011
Net income (loss) from continuing operations	(35,196)	(20,083)	(38,242)	(115,064)
Net income (loss) attributable to noncontrolling interest	87	—	—	141
Interest expense, net (a)	39,745	40,262	53,671	73,778
Income and franchise tax	13,846	10,610	12,887	(10,987)
Depreciation and amortization (b)	66,959	63,732	86,109	79,219
Purchase accounting adjustments (c)	14,446	15,123	19,996	34,933
Non-cash compensation (d)	3,780	555	548	2,175
Special charges, net (e)	15,113	21,692	31,220	65,761
Foreign currency and other non-operating, net (f)	1,712	3,160	4,698	21,803
Severance and relocation expenses (g)	4,128	1,377	1,657	2,403
Acquistion and integration expense	5,363	—	265	1,083
Unusual or non-recurring charges, net	1,024	305	880	543
Business optimization (h)	920	1,284	1,601	522
Annualized incremental contribution from Cali, Colombia (i)	—	—	—	15,692
Management, monitoring and advisory fees (j)	2,879	2,250	3,361	3,000

Adjusted EBITDA	134,806	140,267	178,651	175,002

a)	Includes amortization of loan acquisition costs incurred prior to the Fiberweb Acquisition.
b)	Excludes amortization of any loan acquisition costs.
c)	Reflects preliminary purchase accounting adjustments associated with the Fiberweb Acquisition assuming an acquisition date of January 1, 2011. Items include incremental depreciation and amortization expense due to fair value estimates plus additional interest expense and incremental amortization of loan acquisition costs on new debt used to fund the Fiberweb Acquisition.
d)	Reflects non-cash compensation costs related to share-based compensation plans.
e)	Reflects costs associated with non-cash asset impairment charges, the restructuring and realignment of manufacturing operations and management organizational structures, pursuit of certain transaction opportunities and other charges.
f)	Reflects (gains) losses from foreign currency translation of intercompany loans, unrealized (gains) losses on interest rate and foreign currency hedging transactions, (gains) losses on sales of assets outside the ordinary course of business, factoring costs and certain other non-operating (gains) losses recorded in Foreign currency and other, net as well as (gains) losses from foreign currency transactions recorded in Other operating, net.
g)	Reflects severance and relocation expenses not included under Special charges, net as well as with costs incurred with the CEO transition.
h)	Reflects costs incurred to improve IT and accounting functions, costs associated with establishing new facilities and certain other expenses.
i)	Represents the annualized earnings of our spunmelt lines in Cali, Colombia for the period the plant was down due to a flood in the fourth quarter of 2010. The adjustment is based on the actual earnings of the spunmelt lines in Colombia during the third quarter of 2010.
j)	Reflects management, monitoring and advisory fees paid under Blackstone management services agreement.

The following table shows the Adjusted EBITDA of PGI (after giving pro forma effect to the Fiberweb Acquisition) for the twelve months ended September 28, 2013:

Twelve Months
Ended
September 28,
In thousands	2013
Nine months ended September 28, 2013	$134,806
Add: Twelve months ended December 29, 2012	178,651
Less: Nine months ended September 29, 2012	(140,267)

Twelve months ended September 28, 2013 (a)	173,190
Add: Pro forma synergies (b)	20,000

Pro forma Adjusted EBITDA (a)	193,190

a)	Adjusted EBITDA for the twelve months ended September 28, 2013, as adjusted to give pro forma effect to the Fiberweb Acquisition, is used in the indenture governing our existing senior secured notes (the “Indenture”) and the credit agreement governing our ABL facility (the “ABL Agreement”) to determine, among other things, the amount of new senior secured debt that the Company can incur.
b)	The Indenture limits the amount of pro forma synergies that can be added back for calculation of Adjusted EBITDA to the greater of 10% of Adjusted EBITDA or $20 million. PGI expects that annualized synergies associated with the Fiberweb Acquisition will be in the range of $25 million to $30 million. As such, the pro forma synergy adjustment related to the Fiberweb Acquisition is capped at $20 million for the calculation of Adjusted EBITDA. Synergies are expected to result from cost-savings for the combined organization in areas of overlapping corporate and support functions in Fiberweb’s and PGI’s head offices and employees in the manufacturing footprint. PGI intends to address these areas, which will involve headcount reductions in and the closure of Fiberweb’s head office, as well as some headcount reductions in Fiberweb’s manufacturing workforce. The Company estimates that reductions of approximately 20% of senior and middle management employees and approximately 10% - 15% of shop floor employees are achievable. Savings are also expected to be derived from alignment of pricing structures associated with the purchase of raw materials.

PGI continues to consider the combined manufacturing footprint in order to ensure that it is optimal for the combined business. Although no definitive decisions by PGI have been made, this review is considering whether Fiberweb’s manufacturing footprint (in particular throughout Europe) should be subject to actions, including the possibility of plant closures, to better position PGI to more effectively compete in its core markets.